SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 21, 2017
First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02(5)(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02(5)(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2017, First Connecticut Bancorp, Inc., (the "Company") ("FBNK") granted Restricted Stock Units and performance based Restricted Stock Units of Company Common Stock to certain Executive Officers, including the Company's "named executive officers", pursuant to the Company's 2016 Stock Incentive Plan.

The Restricted Stock Units will vest ratably on February 21, 2018, 2019 and 2020, while the performance based Restricted Stock Units will vest pursuant to performance criteria on February 21, 2020 subject to an additional two year holding period.

Executive Officers	Shares of Restricted Stock Units (time-based under 2016 Plan)	Shares of Restricted Stock Units (performance-based under 2016 Plan)(1)
John J. Patrick, Chairman, President, Chief Executive Officer	3,886	7,772
Gregory White, Executive Vice President, Chief Financial Officer and Treasurer	1,463	2,927
Michael T. Schweighoffer, Executive Vice President, Chief Lending Officer	1,596	3,192
Kenneth F. Burns, Executive Vice President, Director Retail Banking	1,242	2,485
Catherine M. Burns, Executive Vice President, Chief Risk Officer	1,215	2,430

(1)Represents the maximum number of Units that may be earned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

February 27, 2017	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer